NW Flex Space Lease Agreement

This Warehouse Space Lease Agreement (this “Lease”) is entered into by and between NW Flex Space LLC, an Oregon limited liability company (“Lessor”), and Motherlode LLC, an Oregon Limited Liability Corporation (“Lessee”). Lessor is the tenant under that certain Lease Agreement with Financial Growth Technologies LLC, an Oregon limited liability company (“Master Lessor”) dated November 1st, 2016 (the “Master Lease”) for that certain property located at 2000 SE Hanna Harvester Dr., Milwaukie, OR 97222 (the “Property”). Lessee desires to sublease certain space at the Property from Lessor. Lessor is willing to sublease that space to Lessee on the terms and conditions set fort in this NW Flex Space Lease Agreement (this “Lease”).

1. Premises. Lessor leases to Lessee, and Lessee leases from Lessor, approximately 9,222 square feet of industrial space (the “Premises”) in the building (the “Building”) located on the Property. A depiction of the Premises is shown on Exhibit A attached hereto.

2. Term. The term of this Lease will commence on February 1st, 2017 (the “Commencement Date”) and will expire on December 31st, 2018 (the “Term’1, except as otherwise provided in Section 22 below.

3. Rent. Monthly rent shall be $6,400 (“Rent”), payable in advance to Lessor on or before the Commencement Date and on the first (1st) day of each month thereafter. Rent shall be payable without prior notice or demand, without offset or deduction at the address of Lessor set forth below. In the event that any Rent or other amount payable under this Lease is not received by Lessor within five (5) days of the date it is due, Lessee shall pay to Lessor (i) a late fee equal to the greater of $100 or ten percent (10%) of the delinquent Rent (the “Late Fee”) and (ii) interest on such delinquent Rent at a rate equal to the lesser of the prime rate of interest as published in the Wall Street Journal on the date that interest begins to accumulate plus four percent (4%) or the highest rate allowed by law from the date that such delinquent Rent was due through the date that such delinquent Rent is actually received by Lessor. Rent shall be prorated for any part of the Term that is a partial month. Lessee acknowledges that late payment by Lessee to Lessor of any Rent due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, without limitation, processing and accounting charges and late charges which may be imposed on Lessor under the terms of any Master Lease or any mortgage. The parties hereby agree that the Late Fee represents a fair and reasonable estimate of the costs incurred by Lessor by reason of the late payment by Lessee. Acceptance of any Late Fee by Lessor shall in no event constitute a waiver of Lessee’s default with respect to the overdue amount in question, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

4. Utilities; Taxes. Basic utilities are provided to the Building at no extra charge to Lessee, including natural gas, electricity, high- peed wi-fi, alarm monitoring, garbage service, bottled water service, bathroom cleaning and stocking, and water/sewer. Lessee shall pay when due all personal property taxes assessed on Lessee’s personal property. Lessor is responsible for payment of real property taxes on the Property. All subtenants of the Property are expected to keep utility expenses as low as possible. Lessee will only be responsible for any excessive use of utilities, as determined by Lessor in its reasonable discretion. Any charges by Lessor for Lessee’s excessive use of utilities will be due within ten (10) days after notice from Lessor is received by Lessee. Lessee shall deposit all trash in Lessor’s designated trash receptacles for the Building. Lessee shall pay to Lessor on demand for the costs of removal from the Premises and the Building of any refuse and rubbish of Lessee in excess of that ordinarily accumulated in a typical Building occupancy. Lessee shall comply with any and all recycling programs required by Law (defined below) or generally imposed on all tenants by Lessor.

5. Lessee’s Insurance. Lessee, at its sole cost and expense, shall secure and maintain throughout the Term (a) commercial general liability insurance, insuring both Lessor and Lessee against death and personal injuries to one or more persons and damage to property occurring on the Premises or the Property or in connection with Lessee’s use and occupancy of the Premises in an amount equal to not less than One Million and 00/100 DOLLARS ($1,000,000) combined single limit per occurrence, (b) fire, casualty and extended coverage insurance covering all equipment and personal property of Lessee on or about the Premises, insuring Lessee for full insurable value thereof on a replacement cost basis, and (c) worker’s compensation insurance if required by Jaw. Prior to the Commencement Date, Lessee shall furnish to Lessor a certificate of insurance evidencing such coverage with Lessor and Master Lessor Property Owner named as additional insureds, which certificate shall contain a provision to the effect that such coverage may not be canceled, materially changed or not renewed without at least ten (10) days’ prior written notice to Lessor. Lessee acknowledges Lessor is not responsible for carrying insurance covering Lessee’s property.

6. Waiver of Subrogation. Lessee shall secure appropriate clauses in, or endorsements upon, each insurance policy obtained by Lessee which cover or are applicable to the Premises or the personal property, fixtures and equipment located therein, pursuant to which the insurance companies waive subrogation or permit the insureds, prior to any loss, to agree with a third party to waive any claim they might have against said third party without invalidating the coverage under the insurance policies. Lessee’s waiver of subrogation or permission for waiver of any claim shall extend to Lessor and the Lessor Related Parties (defined below). Lessee releases Lessor and the Lessor Related Parties in respect of any claim which they might otherwise have against them for loss, damage or other casualty occurring during the Term and covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in the Portland, Oregon, metropolitan area.

7. Subordination.

7.1 General. This Lease, and all rights of Lessee hereunder, are and shall be subject and subordinate to any ground leases or master leases covering the Property and/or the Building now or hereafter existing, including, without limitation, the Master Lease, and to all mortgages, trust deeds and other financing and security instruments (“Mortgages”), which may now or hereafter affect the Property and/or the Building, and to all renewals, modifications, replacements and extensions of such master leases and Mortgages. This Section shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall execute, acknowledge, and deliver to Lessor any instrument that Lessor may reason bly request to evidence such subordination within ten (10) days after a request therefor. If the interest of Lessor under this Lease is transferred, whether through possession, foreclosure or delivery of a new lease or deed, then Lessee shall recognize the party succeeding to Lessor’s rights and obligations (the “Successor Lessor”) as the Lessor under this Lease and shall promptly execute and deliver any instrument that such Successor Lessor may reasonably request to evidence such attornment Upon such attornment, Lessee’s rights hereunder shall continue in full force and effect as a direct Lease between the Successor Lessor and Lessee upon all of the terms, conditions and covenants as set forth in this Lease so long as Lessee is not in default.

7.2 Master Lease. This Lease is subject and subordinate to the Master Lease and to the rights of present and future lenders of Master Lessor. Lessee agrees for the benefit of Master Lessor and any of its lenders not to make any claim against Master Lessor regarding this Lease, the Premises, or the property other than those claims arising by reason of the negligence or intentional misconduct of Master Lessor. Lessee agrees to indemnify and defend Master Lessor and its lenders from any claim arising at the Premises through the fault of Lessee. Without limiting the foregoing, Lessee agrees to attorn to Master Lessor in the event of termination of the Master Lease.

8. Permitted Use; Right To Sublease; Alterations. Lessee will use the Premises only for Distillery operations including, but not limited to, blending, bottling and warehousing and for no other purpose without Lessor’s prior written consent, which may be withheld in Lessor’s sole discretion. Lessee has the right to sublease, with written consent from Lessor, as needed for operations so long as it does not change the permitted use. Lessee shall not commit waste on the Premises _ or the Property. No alterations, additions or improvements shall be made to the Premises, and no equipment or fixtures shall be installed in the Premises, without Lessor’s prior written consent, which may be withheld in Lessor’s sole discretion. Use of the Premises and the Property shall be subject to rules and regulations adopted by Lessor from time to time. Lessee shall not, without the prior written consent of Lessor, use any apparatus, machinery or device in or about the Premises which will cause any noise, vibration, fumes or electronic interference or which will overload the floors or structure of the Premises. Lessee shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Premises, or permit anything to be done in the Premises, in any manner which: (a) violates the certificate of occupancy for the Premises or for the Building; or (b) causes or is liable to cause injury to the Premises or the Building or any equipment, facilities or systems therein; or (c) constitutes a violation of all laws, codes, ordinances, rules, statutes, regulations, orders and other requirements of public authorities (“Laws”) or the requirements of insurance bodies; or (d) impairs or tends to impair the character, reputation or appearance of the Building; or (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Property; or (g) generates, uses, releases, stores, or deposits on or about the Premises any environmentally hazardous or toxic substances, chemical materials, wastes, pollutants, chemicals, gases, oils, or contaminants, as defined by any Law or the exposure to or release of which is regulated by any Law (collectively, “Hazardous Materials”). Notwithstanding the foregoing, lessee may handle, store, use or dispose of products containing quantities of Hazardous Materials necessary for the use of the Premises for business purposes; provided that lessee shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner.

9. Hazardous Substances. Lessee shall keep the Premises, the Building and the common areas of the Property free from contamination by or from any Hazardous Materials.

10. Compliance With Laws. Lessee shall comply with all requirements of duly constituted public authorities, and with the terms of any laws applicable to Lessee or to Lessee’s use of the Premises, the Building and the co mon areas of the Property, and Lessee shall indemnify, defend and save Lessor harmless from any and all penalties, fines, costs or other damages, including without limitation, attorney’s fees, resulting from its failure to do so. Lessee shall not carry on any unlawful business in or about the Premises, and shall not carry on any business or activity which would endanger the Premises or any portion thereof from fire or cause a forfeiture of any fire insurance that Lessor has or may have on the Building.

11. Liability. Neither Lessor nor its manager, members or employees shall be liable for any injury to any person while on the Premises, the Building or the Property or for damage to property while located on the Premises, the Building or the Property, whether owned or leased by Lessor, Lessee or third parties, whether caused by or resulting from any act, omission or negligence of Lessor or any of its respective agents, servants, or employees, or by other tenants of the Building, or by fire, or by any other casualty or condition existing on or resulting to the Premises, the Building or the Property during the Term (except for acts caused by the willful misconduct of Lessor or Lessor’s agents or employees), nor shall Lessor nor its manager, members or employees be liable in any claim for damages by reason of inconvenience or interruption to the business of Lessee, irrespective of the cause therefor (except for acts caused by willful misconduct of Lessor or Lessor’s agents or employees). Lessee shall maintain all of the insurance policies and coverages referred to in this Lease against any loss or liability on account of any such claim.

12. Indemnification. Lessee shall defend (through counsel reasonably acceptable to Lessor), indemnify, and hold harmless Lessor and all parties to the Master Lease (the “Lessor Related Parties”) from and against any and all claims, losses, liabilities, damages, response costs and expenses of any nature, including, without limitation, an attorneys’ fees and expenses whatsoever, arising out of or in any way related to (a) the conduct or management of the Premises or any business therein, or any condition created (other than by Lessor or the Lessor Related Parties) in or about the Premises; (b) any act, omission or negligence of Lessee or any of its agents, affiliates, members, employees, visitors, invitees or contractors (collectively, the “Lessee Related Parties”); (c) any accident, injury or damage whatever (unless caused by Lessor’s or the Lessor Related Parties’ negligence or intentional act) occurring in, at or upon the Premises; or (d) any breach or default by Lessee in the full and prompt payment and performance of Lessee’s obligations under this Lease; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses the generation, release, storage, or deposit of Hazardous Materials on the Property by Lessee or by any Lessee Related Party including, but not limited to: (i) claims of third parties, including governmental authorities, for damages, response costs, injunctive or other relief; (ii) the cost, expense or loss to Lessor of any injunctive relief, including preliminary or temporary injunctive relief, applicable to Lessor or the Premises; (iii) the expense, including fees of attorneys, engineers, paralegals and experts for identifying and reporting the existence of Hazardous Materials to any agency of the State of Oregon or the United States as required by applicable Laws; and (iv) any and all expenses or obligations, incurred before, during and after any trial or appeal therefrom or any administrative proceeding or appeal therefrom whether or not taxable as costs, including, without limitation, attorneys’ and paralegal fees, witness fees (expert and otherwise), deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Lessee promptly after Lessor incurs the obligation to pay such amounts.

13. Assignment Lessee may not assign or transfer this Lease, or sublet the Premises, without Lessor’s prior written consent, which may be withheld by Lessor in its sole discretion.

14. Surrender; Holdover. On expiration or early termination of this Lease, Lessee shall surrender the Premises broom clean and free of all debris and in the same condition as at the Commencement Date, subject only to reasonable wear from ordinary use. Lessee shall remove all of its personal property, and shall remove any alterations or improvements made by Lessee if required by Lessor, and Lessee shall repair all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Lessor may remove or dispose of it in any manner without liability, and recover the cost of removal and other damages from Lessee. If Lessee fails to vacate the Premises when required, including failure to remove all its personal property, Lessor may elect to either: (i) continue to treat Lessee as a tenant from month to month, subject to the provisions of this Lease, except that Rent shall be twice the Rent being charged when the Lease term expired; or (ii) eject Lessee from the Premises (using self-help or ‘otherwise) and recover damages caused by wrongful holdover.

15. AS-IS. The Premises are leased to Lessee AS IS and in the condition now existing, with no alterations or other work to be performed by Lessor. Lessee has inspected the Premises and is satisfied with the size, location and condition of the Premises. Lessee acknowledges that Lessor does not warrant that it will install or operate any security alarm system or provide other security for the Premises.

16. Right of Entry. Lessor shall have the right to enter the Premises at any time to confirm Lessee’s compliance with this Lease and make any necessary repairs, and in the event of an emergency.

17. Lessee’s Property. All unattached business and trade fixtures, machinery and equipment, communications equipment and office equipment which are installed in the Premises by or for the account of Lessee without expense to Lessor and which can be removed without structural damage to the Building and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Lessee and located in the Premises (“Lessee’s Property”) shall be and remain the property of Lessee, may be removed by Lessee at any time during the Term, and shall be removed prior to the termination date of this Lease; provided, that if any of Lessee’s Property is removed, Lessee shall repair or pay the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof.

18. Lessee’s Obligations. Lessee shall, at its expense, throughout the Term, take good care of the Premises, the fixtures and appurtenances therein and Lessee’s Property. Lessee, at its expense, shall promptly replace all scratched, damaged or broken doors in and about the Premises and shall be keep the Premises broom-clean and in good condition. Lessee shall be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of the moving of Lessee’s Property in or out of the Building; or the act, omission, misuse or neglect of Lessee or any of its subtenants or its or their employees, agents, contractors or invitees. Lessee shall reimburse Lessor for all such costs within ten (10) days after receipt of notice from Lessor of such expenditures, including a copy of the invoice(s).

19. Abandonment. Any items of Lessee’s Property which shall remain in the Premises after the termination of this Lease, at the option of Lessor, may be deemed to have been abandoned, and in such case such items may ·be retained by Lessor, and Lessor may deal with Lessee’s Property in such manner as Lessor shall determine, at Lessee’s expense.

20. Casualty; Condemnation.

20.1 General. If the Building shall be destroyed or damaged by fire or other casualty to the extent that more than ten percent (10%) of the Building, as determined by Lessor, is rendered untenantable, or if the cost of restoration is greater than the insurance proceeds paid to Lessor, Lessor may, at its election, terminate this Lease by notice to Lessee. Such notice shall be effective thirty (30) days after receipt thereof by Lessee. If Lessor does not so terminate the Lease, the Lease shall remain in full force and effect and Lessor shall be responsible for restoration of the Building. Any restoration by Lessor shall not include replacement of furniture, equipment or other items designated as Lessee’s Property. Lessee shall be responsible for restoration of Lessee’s Property.

20.2 Condemnation.

20.2.1 Total Condemnation. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, (including a sale under threat of condemnation) this Lease shall terminate as of the date of vesting of title on such taking (the “Date of Taking”), and Rent shall be prorated and adjusted as of Date of Taking.

20.2.2 Partial Condemnation. If a part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that:

(a) Lessor may, at its option, terminate this Lease by giving Lessee notice to that effect within thirty (30) days after the Date of Taking; and

(b) If twenty percent (20%) or more of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably sufficient for Lessee to continue feasible operation of its business, Lessee may terminate this Lease by giving Lessor notice to that effect within thirty (30) days after the Date of Taking.

(c) If the Lease is terminated pursuant to this Section 20.2, the Lease shall terminate on the date that notice of termination from the Lessor or Lessee to the other is given, and Rent shall be prorated and adjusted as of such termination date. Upon a partial taking of the Premises where the Lease is not terminated pursuant to this Section 20.2, this Lease shall continue in force as to the remaining part of the Premises, and Rent shall be adjusted according to the rentable area remaining.

20.2.3 Award. Lessor shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Lessee by this Lease and Lessee shall receive no part of such award. Lessee shall have no claim against Lessor or the condemning authority for the unexpired portion of the Term. Nothing contained in this Section 20.2.3 shall be deemed to prevent Lessee from making a separate claim proceeding for the value of any of Lessee’s Property which is included in the taking.

21. Default and Remedies. Any of the following shall constitute a default by Lessee under this Lease (time of performance being of the essence of this Lease): (i) Lessee’s failure to pay Rent or any other payment under this Lease within five (5) days after written notice from Lessor; provided, however, that Lessor shall not be required to give such written notice more than twice in any 12-month period, (ii) Lessee’s failure to comply with any other provision of this Lease within fifteen (15) days following written notice from Lessor specifying the noncompliance, (iii) Lessee’s insolvency, assignment for the benefit of its creditors, commencement of proceedings under any provision of any bankruptcy or insolvency law, or the appointment of a receiver for Lessee’s properties, or (iv) Lessee’s vacation or abandonment of the Premises without the written consent of Lessor. Upon any default, Lessor shall have the right to the following remedies, which are intended to be cumulative and in addition to any other remedies provided under applicable law or under this Lease: (a) Lessor may at its option terminate this Lease, without prejudice to its right to damages for Lessee’s breach, (b) with or without termination, Lessor may enter and retake possession of the Premises by any means (including self- help) and may use or relet the Premises without accepting a surrender or waiving the right to damages, (c) Lessor may recover aJI damages caused by Lessee’s default, including but not limited to an amount equal to delinquent Rent and future Rent Jost because of the default.

22. Estoppel Certificates. Each party agrees that at anytime requested by the other party, with not less than ten (10) days’ prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), certifying the dates to which the Rent has been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer shall have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event; it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Lessee shall also include in any such statement such other information concerning this Lease as Lessor may reasonably request.

23. Applicable Law. This Lease shall be construed and interpreted under the laws of Oregon.

24. Deposit. Lessee shall deliver to Lessor a security deposit in the amount of $6,400 (“Security Deposit”) in 3 equal monthly payments in the first 3 months (February, March and April 2017) with the execution of this Lease. The Security Deposit may be commingled with other Funds of Lessor and shall not bear interest. In the event of the failure of Lessee to perform any of its obligations under this Lease, then Lessor, at its option, may apply the Security Deposit or as much as may be necessary, to compensate Lessor for loss or damage sustained by Lessor due to Lessee’s breach. Should the Security Deposit or any part thereof be so applied by Lessor, then within five (5) days after written demand from Lessor, Lessee shall remit funds to Lessor to restore the Security Deposit to the original amount. If Lessee is not in default of this Lease at termination, Lessor shall return the unapplied portion of the Security Deposit to Lessee, except for any amount necessary to return the Premises to the condition it was originally delivered or to pay any amounts owed to Lessor hereunder. In the event of an assignment of the Master Lease and this Sublease, Lessor shall have the right to transfer the Security Deposit to the assignee to be held under the terms of this Lease, and Lessor shall thereupon be released from all liability for the return of the Security Deposit; Lessee agrees to look solely to the Assignee for the return of the Security Deposit.

25. Rules and Regulations. Lessee shall and shall cause its employees to comply with Lessor’s Rules and Regulations, a copy of which is attached hereto as Exhibit B. Violations may result in the revocation of amenities and fines as set forth in the Rules and Regulations. Updates to the Rules and Regulations may be adopted by Lessor at any time in Lessor’s reasonable discretion and Lessee shall comply with all such updates from and after receipt of a copy of the updated Code of Conduct, except to the extent that the Rules and Regulations directly conflict with the terms of this Lease (in which case the Lease terms shall control). Lessor shall not be liable to Lessee for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees. If there is a conflict between any provision of this Lease and a provision of the Rules and Regulations, the conflicting provision in the Lease shall control.

26. Successors and Assigns. Except as otherwise expressly provided in this Lease, the obligations of this Lease bind and benefit the successors and assigns of the parties.

27. Force Majeure. The obligations of Lessee hereunder shall in no way be affected, impaired or excused, nor shall Lessor have any liability whatsoever to Lessee, because: Lessor is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease. by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, terrorism, threat of terrorism, or any other cause, whether similar or dissimilar, beyond Lessor’s reasonable control; or of any failure or defect in the supply, quantity or character of electricity, water or other utilities furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Lessor’s reasonable control.

28. Lessee Representations. If Lessee is a corporation or other entity, Lessee hereby represents, covenants and warrants that Lessee is duly formed and validly existing under the Laws of its state of formation; Lessee has full right and authority to enter into this Lease and to perform all Lessee’s obligations hereunder; and each person (and both of the persons if more than one signs) signing this Lease on behalf of Lessee is duly and validly authorized to do so. ·

29. Non-Waiver. No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver is in writing signed by Lessor. Lessor’s waiver of a breach of any term or condition of this Lease shall not be deemed a waiver of any subsequent breach. Acceptance of any Rents or other payments shall not be deemed a waiver of such breach.

30. Square Footage Calculations Approximate. The parties acknowledge and agree that any calculations of square footage in the Premises and in the Property are approximations. No recalculation of square footage shall affect the obligations of Lessee under this Lease including, without limitation, the amount of Rent payable by Lessee.

31. Time. Time is of the essence of this Lease.

32. Financial Information. Within ten (10) days following any written request from Lessor, Lessee shall furnish current and complete financial statements to Lessor, certified by Lessee as accurate and current, showing with reasonably sufficient detail Lessee’s and any guarantor’s financial condition. Lessor agrees to use such information solely for purposes of the Lease and in connection with the ownership, management, financing and disposition of Lessor’s property.

33. Attorneys’ Fees. If Lessor incurs attorney fees because of a default by Lessee, Lessee shall pay all such fees whether or not litigation is filed. In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Lease or with respect to any dispute relating to this Lease, the prevailing or non-defaulting party shall be entitled to recover from the losing or defaulting party its attorneys’, paralegals’, accountants’, and other experts’ fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the event of suit, action, arbitration, or other proceeding, the amount of such costs, fees, and expenses shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

34. Severability. If any portion of this Lease is held to be illegal, invalid or unenforceable under present or future law effective during the Term, the remainder of this Lease shall not be affected thereby.

35. Further Assurances. Each of the parties shall promptly execute and deliver such additional documents and sha11 do such acts that are reasonably necessary, in connection with the performance of its respective obligations hereunder, to carry out the intent of this Lease.

36. Security. Lessor has no duty to provide security for any portion of the Premises. To the extent Lessor elects to provide any security, Lessor is not warranting the effectiveness of any security personnel, services, procedures or equipment and Lessee shall not rely on any such personnel, services, procedures or equipment. Lessor shall not be liable for failure of any such security personnel, services, procedures or equipment to prevent or control, or to apprehend anyone suspected of, personal injury or property damage in, on or around the Premises.

37. Lessor’s Work. Lessor will either install visqueen style plastic on the ceiling of the rented premises or repaint the ceiling (lessor will choose which at it’s sole discretion), as shown in exhibit C, if access is provided by lessee. Lessor will complete the work within 60 days of lease execution.

38. Option to Renew. Lessor grants Lessee the right to extend the term of the Lease for two (2) additional periods of one (1) year each on the same terms and conditions contained in the Lease, except that Base Rent for the First and Second Extended Terms shall be at current leasing rates for NW Flex Space. Lessee must provide written notice of exercising the option to renew no less than three (3) months prior to the end of the current lease term.

39. Complete Agreement. This Lease constitutes the entire agreement of the parties and supersedes all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties except as expressly set forth in this Lease.

EXHIBIT A

DEPICTION OF PREMISES

NW Flex Space Main St. Exhibit A ~~January~~ February 1st 2017

Motherlode LLC

Kitchen
Lunch Room
Office
Bath
Loading Dock
Office
Conf Room
Office
~475 Pallet Rack Space
~Sq feet
ID b')=
4;J..:27,-
S J1

EXHIBIT B

RULES AND REGULATIONS

Sublease Consent

In accordance with the lease between NW Flex Space LLC (lessor) and Motherlode LLC (lessor), NW Flex Space LLC consents to Motherlode subleasing to Lamie Inc for the purposes of establishing an Alternating Premise Distilled Spirits Plant license for Lamie Inc, a Motherlode client. NW Flex Space LLC reserves the right to revoke this sublease consent if the terms of the lease or code of conduct is violated.

The use is in accordance with the permitted use granted to Motherlode for the operation of its business and makes no change to the original lease or premises.

NW Flex Space LLC

3901SE Naef Rd.

Portland, OR

Jimmy Bruce, Managing Member

Date

Sublease Consent

In accordance with the lease between NW Flex Space LLC (lessor) and Motherlode LLC (lessor) NW Flex Space LLC consents to Motherlode subleasing to Eastside Distillery for the purposes of establishing an Alternating Premise Distilled Spirits Plant license for Eastside Distillery, a Motherlode client. NW Flex Space LLC reserves the right to revoke this sublease consent if the terms of the lease or code of conduct is violated.

The use is in accordance with the permitted use granted to Motherlode for the operation of its business and makes no change to the original lease or premises.

NW Flex Space LLC

3901 SE Naef Rd.

Jimmy Bruce, Managing Member

FLEX   PACE

NW Flex Space | Code of Conduct

1. Obstruction of Ingress/Egress and Common Areas. The halls, passages, exits, entrances, and loading docks of the Building shall not be obstructed by any of the tenants or used for any purpose either than for ingress to and egress from their premises. Tenant shall not suffer or permit the obstruction of any common areas, including conference room, kitchen, breakroom, meeting areas, and reception/lounge areas.

2. Parking. The parking areas shall be used only for parking vehicles no longer than ful-l size passenger automobiles. The maintenance of vehicles in the parking areas or Common Areas is prohibited. Tenant shall be responsible for seeing that all its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

3. Managing Waste. Tenants shall commit no act of waste or permit the accumulation of waste in or around the Building. Waste that exceeds the amount available in the garbage or recycling receptacles provided by NW Flex Space, is the responsibility of the tenant.

4. Securing the Building and Preventing Waste. Each tenant shall see that the doors of the premises are closed and locked and that all water faucets or apparatus, cooking facilities, and warehouse equipment are shut off before the tenant or employees leave the premises at night, so as to prevent waste or damage. For any default or carelessness in this regard the tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or NW Flex Space. Tenants shall keep the doors to the building corridors closed at all times except for ingress and egress.

5. Janitorial, Vendor or Contractor Services. No tenant shall employ any person other than NW Flex Space’s janitorial or contractor services for cleaning or repairing the premises, unless otherwise approved by NW Flex Space. No tenant shall cause any unnecessary labor because of carelessness or indifference in the preservation of good order and cleanliness.

6. Usage of Common Area . Break room, kitchen, conference room, reception and lounge areas shall be maintained in safe and clean condition. No tenants will be permitted to disproportionately use the common areas or the data services.

7. Signage. A sign, placard, picture, name, advertisement, or notice visible from the exterior of any tenant’s premises shall not be inscribed, painted, affixed, or otherwise displayed by any tenant on any part of the building without the consent of NW Flex Space. All signage, placards and pictures posted by NW Flex Space are to be referenced by the tenant for informational and safety purposes.

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8. General Property Condition. Tenants shall be responsible for damage done to seeded areas grass, shrubs and trees around the building, such as digging, uprooting, trampling, etc.

9. Smoking. Smoking is prohibited in the interiors of the Building on the property, as well as areas immediately adjacent to any ingress and egress to the Building. Tenants are required to restrict their smoking activities to the designated location.

10. Utilizing Dock High and Grade Level Roll-Up Doors. To avoid damage to NW Flex Space or tenant property, tenants must unlock side latches before rolling up any dock high or grade level door. Tenants must ensure doors are up completely before driving any vehicles in or out of warehouse and must regard the bumper guards when backing up a trailer.

11. Keys. NW Flex Space will furnish each tenant, free of charge, one fob to access the Premises. NW Flex Space will charge $10 for any additional fobs. No tenant shall have any fobs or keys made without the prior consent of NW Flex Space. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of the premises without the prior consent of NW Flex Space. The tenant shall in each case furnish NW Flex Space with a key for any lock. Each tenant, upon the termination of the tenancy, shall return all fobs and keys to the Building that have been furnished to the tenant.

12. Flammables, Pollutants, Heating/Air Conditioning and Pets. No tenant shall use or keep in the premises or the building any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation or maintenance of equipment, and may not, without NW Flex Space’s prior approval, use any method of heating or air conditioning other than that supplied by NW Flex Space. No tenant shall use or keep any foul, noxious, or hazardous gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to NW Flex Space or other occupants of the Building. Pets are prohibited in the building unless prior consent has been given by NW Flex Space.

13. Right to Prevent Access. NW Flex Space reserves the right to exclude from the building between the hours of 6 p.m. and 7 a.m., at all hours on Saturdays and Sundays, and legal holidays any person who does not present a proper access card or other identification as a tenant or an employee of a tenant, or who does not otherwise present proper authorization by a tenant for access to the premises. Each tenant shall be responsible for all persons for whom it authorizes access and shall be liable to NW Flex Space for all acts of these persons. NW Flex Space shall in no case be liable for damages for any error with regard to the admission to or exclusion from the building of any person. No tenant and no employee or invitee of any tenant shall go on the roof of the building.

14. Warehouse and Office Partitions. Tenants shall not deface or alter in any way the walls, partitions or other surfaces of the Premises or the Building without consent from NW Flex Space.

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15. Restroom Facilities. The toilets, urinals, wash bowls, and other restroom facilities shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind shall be placed in them, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, have caused it. Contact NW Flex Space for restroom supply replenishment.

16. Permitted Sale of Goods or Merchandise. Except with the prior consent of NW Flex Space, no tenant shall sell, or permit the sale at retail, of any goods or merchandise to the general public in the premises, nor shall the premises of any tenant be used for any business or activity other than that specifically provided for in the tenant’s lease.

17. Odor and Noise/Music. Tenants shall not make or permit any noise or odors that annoy or interfere with other tenants or persons having business within the Building. The use of musical instruments, radios, televisions, and stereos shall not be operated so as to harass, annoy or inconvenience any other tenant.

18. Konica Printer Usage. Tenants are permitted to print or copy up to 300 black and white pages, free of charge. Color copies are not permitted. The tenant will be charged an overage fee of $0.15 per page for printing or copying more than the allotted amount, or in color. Hyperlinks in blue are considered a color copy.

19. Forklift, Scissor Lift, and Sweeper Machine. The onsite forklift is to be shared proportionately by all tenants. The scissor lift and sweeper machine are to be used by NW Flex Space personnel only unless authorized. For forklift certifications or repair, please contact NW Flex Space.

20. Replenishment of Supplies. Contact NW Flex Space if purified water, propane tanks, bathroom or break room supplies need to be replenished.

21. Cleaning Spills. Tenants have access to cleaning supplies in the designated utility closet for cleaning spills. Refer to map in the break room for utility closet location.

22. Severe Weather, Roof leaks, and Emergency Situations. Notify NW Flex Space immediately in the event of damage caused by severe weather or roof leaks, as well as any emergency situations on or near the property.

23. First Aid and Fire Safety. First aid kits are located in each bathroom and below the sink in the kitchen. For information on fire safety and the Building’s evacuation plan, tenants may refer to placard posted in the break room.

24. Amendments. NW Flex Space reserves the right to revise or make other rules and regulations as may be deemed advisable for the safety, care and cleanliness of the premises, and for the preserving of good order therein.

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